Exhibit 99.1

Cerus Corporation Announces Record Results for Third Quarter 2025 and Raises Full Year 2025 Product Revenue Guidance

Third Quarter Total Revenue up 19% to $60.2 Million; Record Product Revenue of $52.7 Million, Up 15% Year-Over-Year

Raising Full-Year 2025 Product Revenue Guidance Range to $202 Million - $204 Million

CONCORD, CA, November 6, 2025 - Cerus Corporation (Nasdaq: CERS) announced today financial results for the third quarter ended September 30, 2025, and provided a business update.

“We continue to make great strides in improving the safety and availability of transfused blood components around the globe and the record quarterly product revenue results reflect that progress. Product revenue growth was driven by strong global commercial execution and growing awareness of the benefits conferred by our INTERCEPT Blood System. Furthermore, hospital demand for INTERCEPT fibrinogen complex or IFC in the U.S. continues to increase, bolstered by the many positive case studies from large academic hospitals that have implemented IFC in routine use,” said William “Obi” Greenman, Cerus’ president and chief executive officer.

Additional highlights include:

•
Third-quarter 2025 total revenue comprised of (in millions, except percentages):

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2025	2024	$	%	2025	2024	$	%
Product Revenue	$52.7	$46.0	$6.7	15%	$148.4	$129.5	$18.9	15%
Government Contract Revenue	7.5	4.6	2.9	63%	20.8	15.1	5.7	38%
Total Revenue	$60.2	$50.7	$9.6	19%	$169.2	$144.6	$24.6	17%
Numbers may not sum due to rounding. Percentages calculated from unrounded figures.

•
Hospital demand for IFC continues to increase with third quarter volumes (equivalent to FC15* therapeutic units) up approximately 110% compared to the prior year period. Q3 U.S. IFC sales totaled $3.9 million, up from $2.3 million during the prior year period.
•
Completed enrollment in the U.S. RedeS trial, the second pivotal U.S. Phase 3 clinical trial designed to evaluate the safety and efficacy of red blood cells prepared with the INTERCEPT Blood System for Red Blood Cells (RBCs) in patient populations requiring RBC transfusion for acute and chronic anemia. Study results are expected in the second half of 2026.
•
Third quarter GAAP net loss attributable to Cerus narrowed to $0.02 million, near breakeven. Third-quarter non-GAAP adjusted EBITDA totaled $5.0 million.
•
Cash, cash equivalents, and short-term investments were $78.5 million at September 30, 2025, supported by $1.9 million of operating cash flow generation for the quarter.

Revenue

Product revenue during the third quarter of 2025 was $52.7 million, compared to $46.0 million during the prior year period. This year-over-year increase of 15% was led by growth in IFC and global platelet sales.

Third-quarter 2025 government contract revenue was $7.5 million, compared to $4.6 million during the prior year period. Our government contract revenue was comprised of funding associated with research and development (R&D) activities related to the INTERCEPT RBC program as well as efforts related to the development of next-generation pathogen reduction technology to treat whole-blood and development of lyophilized IFC. The year-over-year increase was primarily driven by increasing enrollment in the Phase 3 RedeS trial for the INTERCEPT RBC system covered under the Company’s 2016 agreement with BARDA and the activities for the advancement of the INTERCEPT RBC system covered under the Company’s 2024 BARDA contract.

Product Gross Profit and Margin

Product gross profit for the third quarter of 2025 was $28.1 million, increasing by 7% over the prior year period. Product gross margin for the third quarter of 2025 was 53.4% compared to 56.9% for the third quarter of 2024. As contemplated in the Company’s previous remarks, import tariffs, inflationary pressure, and higher IFC production costs to meet increasing demand impacted product gross margin compared to the prior year period.

Operating Expenses

Total operating expenses for the third quarter of 2025 were $34.4 million compared to $31.8 million for the same period of the prior year, reflecting a year-over-year increase of 8%.

R&D expenses for the third quarter of 2025 were $15.8 million, compared to $14.0 million in the third quarter of 2024. The primary drivers for the increase in R&D expenses were higher government contract costs incurred to support our government research activities and the resulting government contract revenue, as well as enrollment in the Phase 3 RedeS trial and U.S. development costs on INT200, the new LED-based illumination device.

SG&A expenses totaled $18.6 million for the third quarter of 2025, compared to $17.8 million for the third quarter of 2024. Year-over-year SG&A expenses were relatively consistent due to multiple offsetting factors and reflect the Company’s ongoing focus on driving leverage.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the third quarter of 2025 was $0.02 million, or $0.00 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $2.9 million, or $0.02 per basic and diluted share, for the same period of the prior year. Net loss attributable to Cerus Corporation for the first nine months of 2025 was $13.4 million compared to net loss attributable to Cerus Corporation of $18.4 million for the first nine months of 2024.

Non-GAAP Adjusted EBITDA

Non-GAAP adjusted EBITDA for the third quarter of 2025 rose to a positive $5.0 million, compared to non-GAAP adjusted EBITDA of positive $4.4 million for the same period of the prior year. Non-GAAP adjusted EBITDA for the first nine months of 2025 was a positive $6.1 million compared to non-GAAP adjusted EBITDA of positive $2.5 million for the first nine months of 2024.

The Company is well positioned to achieve its previously stated goal of positive full-year 2025 non-GAAP adjusted EBITDA. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet and Cash Flows

At September 30, 2025, the Company had cash, cash equivalents, and short-term investments of $78.5 million, compared to $80.5 million at December 31, 2024. The Company’s revolving line of credit allows for an additional $15.0 million as of September 30, 2025, which is dependent on eligible assets supporting the borrowing base.

For the third quarter of 2025, cash generated from operations totaled $1.9 million compared to $4.1 million generated during the same period of the prior year.

Raising Full-Year 2025 Product Revenue Guidance

The Company now expects full-year 2025 product revenue to be in the range of $202 million to $204 million, reflecting growth of 12% to 13% from 2024. Included in this range is full-year 2025 IFC revenue guidance between $16 million to $17 million. Previously, the Company’s 2025 product revenue guidance range was $200 million to $203 million, including IFC revenue guidance between $16 million to $18 million.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. ET this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through November 27, 2025.

*FC15 equivalent to a therapeutic dose of a cryoAHF pool.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. In the U.S., the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the U.S. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

Cerus, INTERCEPT and the Cerus logo are trademarks of Cerus Corporation.

Forward-Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: our expectation that study results of the U.S. RedeS trial will be available in the second half of 2026; our expectation of positive full-year 2025 Adjusted EBITDA; our expectation that full-year 2025 product revenue will be in the range of $202 million to $204 million, inclusive of IFC revenue of between $16 million to $17 million; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2025 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) effectively commercialize the INT200, (d) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements and (e) effectively expand its commercialization activities into additional geographies; the risk that the U.S. RedeS study may take longer than Cerus expects or may not be completed at all or, if completed, may not demonstrate the safety and/or efficacy of the red blood cell system; risks related to the uncertain and time-consuming development and regulatory process, including the risks that Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all, including the risks that existing clinical data may be insufficient in order to obtain a CE Certificate of Conformity and affix a CE Mark to the red blood cell system and its planned modular premarket approval, or PMA, application for the red blood cell system may not be submitted to the FDA on the timeline Cerus anticipates or at all; risks associated with macroeconomic developments, including ongoing military conflict in Ukraine, new or increased tariffs and escalating trade tensions and the resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction and the INTERCEPT Blood System is safe, effective and economical; risks related to product safety; risks associated with Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing military conflict in Ukraine, rising interest rates, inflation, and new or increased tariffs and escalating trade tensions, (b) Cerus’ manufacturers could be unable to comply with extensive regulatory agency requirements, and (c) Cerus may be unable to maintain its supply agreements with its third party suppliers; risks associated with Cerus’ need for additional funding; risks associated with the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude, as applicable for the reporting period(s) presented, (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net, (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China and, (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies.

Investors should note that Cerus has not provided a reconciliation of anticipated positive non-GAAP adjusted EBITDA for the year ending December 31, 2025 to projected GAAP net loss attributable to Cerus Corporation for the year ending December 31, 2025 because certain items such as share-based compensation that are components of GAAP net loss attributable to Cerus Corporation cannot be reasonably projected due to the significant impact of changes in Cerus’ stock price and other factors. These components of GAAP net loss attributable to Cerus Corporation could significantly impact the reported GAAP net loss attributable to Cerus Corporation.

Contact:

Tim Lee – Head of Investor Relations

Cerus Corporation

ir@cerus.com

925-288-6128

Supplemental Tables

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2025 vs. 2024	2025 vs. 2024
Platelet Kit Growth
North America	2%	6%
International	12%	3%
Worldwide	5%	5%
Change in Calculated Number of Treatable Platelet Doses
North America	3%	6%
International	12%	1%
Worldwide	5%	5%
Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

CERUS CORPORATION
REVENUE BY REGION
(in thousands, except percentages)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2025	2024	$	%	2025	2024	$	%
North America	$35,031	$31,514	$3,517	11%	$100,916	$86,708	$14,208	16%
Europe, Middle East and Africa	16,744	13,807	2,937	21%	45,569	40,246	5,323	13%
Other	923	696	227	33%	1,897	2,507	(610)	-24%
Total product revenue	$52,698	$46,017	$6,681	15%	$148,382	$129,461	$18,921	15%

CERUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Product revenue	$52,698	$46,017	$148,382	$129,461
Cost of product revenue	24,558	19,818	65,843	57,324
Gross profit on product revenue	28,140	26,199	82,539	72,137
Government contract revenue	7,539	4,639	20,837	15,109
Operating expenses:
Research and development	15,825	14,013	51,330	43,464
Selling, general and administrative	18,618	17,786	60,086	56,558
Total operating expenses	34,443	31,799	111,416	100,022
Income (loss) from operations	1,236	(961)	(8,040)	(12,776)
Total non-operating expense, net	(1,171)	(1,897)	(5,178)	(5,529)
Income (loss) before income taxes	65	(2,858)	(13,218)	(18,305)
Provision for income taxes	85	76	235	94
Net loss	(20)	(2,934)	(13,453)	(18,399)
Net loss attributable to noncontrolling interest	(1)	-	(10)	(2)
Net loss attributable to Cerus Corporation	$(19)	$(2,934)	$(13,443)	$(18,397)
Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.00)	$(0.02)	$(0.07)	$(0.10)
Weighted average shares outstanding:
Basic and diluted	191,830	185,424	190,083	184,170

CERUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2025	2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$15,670	$20,266
Short-term investments	62,842	60,186
Accounts receivable, net	29,772	29,777
Current inventories	53,139	38,150
Prepaid and other current assets	5,704	3,643
Total current assets	167,127	152,022
Non-current assets:
Property and equipment, net	6,583	7,154
Operating lease right-of-use assets	8,082	8,384
Goodwill	1,316	1,316
Non-current inventories	15,010	14,145
Other assets and restricted cash	17,067	17,896
Total assets	$215,185	$200,917

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$47,290	$40,638
Debt – current	36,249	19,297
Operating lease liabilities – current	2,613	2,275
Deferred revenue – current	2,281	1,398
Total current liabilities	88,433	63,608
Non-current liabilities:
Debt – non-current	48,655	64,862
Operating lease liabilities – non-current	10,669	11,663
Other non-current liabilities	5,224	3,888
Total liabilities	152,981	144,021
Stockholders' equity:	61,463	56,145
Noncontrolling interest	741	751
Total liabilities and stockholders' equity	$215,185	$200,917

CERUS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net loss attributable to Cerus Corporation	$(19)	$(2,934)	$(13,443)	$(18,397)

Adjustments to net loss attributable to Cerus Corporation:

Net loss attributable to noncontrolling interest	(1)	-	(10)	(2)
Provision for income taxes	85	76	235	94
Total non-operating expense, net (i)	1,171	1,897	5,178	5,529
Income (loss) from operations	1,236	(961)	(8,040)	(12,776)

Adjustments to income (loss) from operations:

Operating depreciation and amortization	1,068	1,120	3,132	3,464
Government contract revenue (ii)	(7,539)	(4,639)	(20,837)	(15,109)
Direct expenses attributable to government contracts (iii)	4,640	3,038	13,908	9,513
Share-based compensation (iv)	5,624	5,830	17,940	17,363
Costs attributable to noncontrolling interest (v)	3	-	21	3
Non-GAAP adjusted EBITDA	$5,032	$4,388	$6,124	$2,458

i.
Includes interest income/expense and foreign exchange gains/losses.
ii.
Represents revenue related to the cost reimbursement provisions under our government contracts.
iii.
Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.
iv.
Represents non-cash stock-based compensation.
v.
Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.